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                                                                    EXHIBIT 4.18

                           FORM OF 2002 SERIES B BONDS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGES OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        OLD DOMINION ELECTRIC COOPERATIVE

                    2002 Series B Bonds Due December 1, 2028

No.                                                            $________________

         Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative (herein called the "Company," which term includes any successor corporation under the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, as supplemented and amended, for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________ Dollars on __________, 20__, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing on June 1, 2003 at the rate of ___% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a business day), of the calendar month next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Bonds of this series not more than 15 and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which Bonds of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal and Redemption Price of and any such interest on this Bond will be made at the office or agency of the Trustee maintained for that purpose in Richmond, Virginia, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that (subject to the terms on the

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reverse hereof) at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Bond Register.

         Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed.

Dated:  _______________

                                               OLD DOMINION ELECTRIC COOPERATIVE

                                               By: SPECIMEN
                                                   -----------------------------
                                                    Authorized Officer

ATTEST:

------------------------------
Name:
Title:


                                [Reverse of Bond]

         This is one of the Bonds referred to in and secured by the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1992, by and between Old Dominion Electric Cooperative and Crestar Bank, as trustee, as the same has been and may be supplemented, modified or amended and effective from time to time prior to the Release Date (the "Original Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Eleventh Supplemental Indenture to the Original Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture, dated as of September 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, successor by merger to Crestar Bank, as trustee (the "Restated Indenture"), which Restated Indenture amends and supersedes the Original Indenture in its entirety from and after the Release Date. The Original Indenture, including all indentures supplemental thereto and effective prior to the Release Date, contains a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered, in each case prior to the Release Date. The Restated Indenture, including all indentures supplemental thereto, contains a statement of the respective rights, limitations of rights, duties and immunities thereunder

                                      -2-

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of the Company, the Trustee and the Holders of the Obligations and of the terms upon which the Obligations are, and are to be, authenticated and delivered from and after the Release Date. From and after the Release Date, the term "Bond" as used in this instrument shall be construed to mean "Obligation" as that term is used in the Restated Indenture and all indentures supplemental thereto. The term "Indenture" as used herein means the Original Indenture prior to the Release Date and the Restated Indenture from and after the Release Date. This Bond is one of the series and maturity designated on the face hereof, limited in aggregate principal amount to Three Hundred Million Dollars ($300,000,000).

         The 2002 Series B Bonds are subject to redemption on December 1 on each year, commencing with the year 2005 and ending with the year 2027, through operation of the sinking fund for the the 2002 Series B Bonds at a Redemption Price equal to 100% of the principal amount being redeemed plus accrued interest through the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date).

         As a sinking fund for the 2002 Series B Bonds, the Company shall redeem on December 1 in each year beginning with the year 2005 and ending with the year 2027 the aggregate principal amount of the 2002 Series B Bonds specified in the following table:

                                                 Aggregate Principal
      Year                                     Amount of 2002 Series B
      ----                                             Bonds
                                                       -----
  December 1, 2005                                  12,500,000
  December 1, 2006                                  12,500,000
  December 1, 2007                                  12,500,000
  December 1, 2008                                  12,500,000
  December 1, 2009                                  12,500,000
  December 1, 2010                                  12,500,000
  December 1, 2011                                  12,500,000
  December 1, 2012                                  12,500,000
  December 1, 2013                                  12,500,000
  December 1, 2014                                  12,500,000
  December 1, 2015                                  12,500,000
  December 1, 2016                                  12,500,000
  December 1, 2017                                  12,500,000
  December 1, 2018                                  12,500,000
  December 1, 2019                                  12,500,000
  December 1, 2020                                  12,500,000
  December 1, 2021                                  12,500,000
  December 1, 2022                                  12,500,000
  December 1, 2023                                  12,500,000
  December 1, 2024                                  12,500,000
  December 1, 2025                                  12,500,000
  December 1, 2026                                  12,500,000
  December 1, 2027                                  12,500,000


         The principal amount of the 2002 Series B Bonds acquired and surrendered for cancellation or redeemed by the Company (otherwise than through operation of the sinking fund) shall be credited against sinking fund payments for the 2002 Series B Bonds (including, for purposes of this

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paragraph, as a sinking fund payment, $12,500,000 principal amount of 2002
Series B Bonds not to be redeemed through operation of the sinking fund but to be repaid at maturity on December 1, 2028) in proportion to the respective amounts of such required sinking fund payments.

         The particular 2002 Series B Bonds to be redeemed through sinking fund payments, shall be selected by the Trustee from the Outstanding 2002 Series B Bonds which have not been previously been called for redemption by prorating, as nearly as may be, the principal amount of the 2002 Series B Bonds to be redeemed among the Holders thereof in proportion to the aggregate principal amount thereof registered in their respective names; EXCEPT that, if there shall have been previously filed with the Trustee an Act of all of the Holders thereof satisfactory to the Trustee specifying the method of selecting the 2002 Series B Bonds to be redeemed, such selection shall be made by the Trustee in accordance with the terms of such Act.

         In addition, this Bond is subject to redemption, as a whole or in part, at the election of the Company at a Redemption Price equal to the greater of (i) 100% of the principal amount of the portion of the Bond being redeemed plus all accrued, but not yet due and payable, interest to the Redemption Date; and (ii) the sum of the present values of all principal and interest payments scheduled to become due after the date of such redemption in respect of the portion of the Bond being redeemed, discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) and calculated using a discount rate equal to the sum of (1) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of the Bond to be redeemed and trading in the secondary market at the price closest to par, and (2) twenty (20) basis points; provided, however, that if there is no U.S. Treasury security having an average life equal to the remaining average life of the Bond to be redeemed, such discount rate shall be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity of two U.S. Treasury securities having average lives most closely corresponding to the remaining life of the Bond to be redeemed and trading in the secondary market at the prices closest to par. The foregoing calculations shall be made in accordance with the Fourteenth Supplemental Indenture to the Indenture. In addition, any interest due and payable but unpaid on the portion of this 2002 Series B Bond being redeemed shall be paid on the Redemption Date therefor.

         The calculations set forth in the immediately preceding paragraph shall be determined on the third business day prior to the scheduled Redemption Date by an investment banking institution of national standing in the United States selected by the Company or, if the Trustee does not receive notice of such selection at least ten days prior to a scheduled Redemption Date or if an Event of Default under the Indenture shall have occurred and be continuing, selected by the Trustee.

         In the event of a redemption of all or a portion of this Bond, the Company shall cause notice of such redemption to be given to each Holder of such Bonds to be redeemed at his or her address as the same shall last appear upon the Bond Register, by first class mail at least 30 and no more than 60 days prior to the Redemption Date; provided that so long as the Bonds to be redeemed are held in a Book-Entry System, notice of redemption shall be given to the registered Holders thereof at the time and in the manner required in the DTC Letter of Representations executed among the Company, the Trustee and DTC in connection with the issuance and sale of such Bonds, and the Trustee shall not be required to give any other notice of redemption otherwise required in the Indenture.

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         In the event of a redemption of this Bond in part only, a new Bond or
Bonds of this series and maturity for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         Except as otherwise provided above, this Bond is not redeemable at any time prior to its Stated Maturity.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of this Bond under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of Bonds of all series at the time Outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of Bonds at the time Outstanding, on behalf of the Holders of all Bonds to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

         No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and Redemption Price of and interest on this Bond at the times, places and rates, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register, upon surrender of this Bond for registration of transfer at the office or agency maintained by the Bond Registrar in the Place of Payment therefor, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Bonds of this series and maturity, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Bonds of this series and maturity are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series and maturity are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                      -5-

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         The Bonds of this series initially shall be held in a Book-Entry
System. While the Bonds or this series are held in the Book-Entry System, payment of the principal and Redemption Price of and interest on such Bonds shall be made by wire transfer of Federal Reserve funds or equivalent same-day funds, or in such other manner as permitted by the DTC Letter of Representations executed by the Company in connection with such series (as the same may be amended from time to time), to the account of Cede & Co. In the event the Bonds of this series are no longer held in the Book-Entry System, (i) interest on such Bonds shall be payable on each Interest Payment Date by check payable to the Holder (except that if so instructed in writing by a Holder of $1,000,000 or more of such Bonds on or prior to the applicable Regular Record Date, such payments shall be made by wire transfer of Federal Reserve funds on the Interest Payment Date), mailed to the Holder at his or her address as it appears on the Bond Register on the last day of the calendar month prior to the Interest Payment Date, or in such other manner as such Holder and the Trustee may determine, and (ii) principal shall be payable only upon presentation and surrender of each such Bond, as the same becomes due, at the office from which the Trustee performs the payment function for such Bonds. Except as may be provided in the DTC Letter of Representations with respect to Bonds of this series then held in the Book-Entry System, payment of principal (other than through operation of the sinking fund) shall be made only upon presentation and surrender of each such Bond, as the same becomes due, at the office from which the Trustee performs the payment function for such Bonds.

         All terms used in this Bond which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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                          CERTIFICATE OF AUTHENTICATION

         This is one of the Bonds referred to in and secured by the Indenture of Mortgage and Deed of Trust dated as of May 1, 1992 by and between Old Dominion Electric Cooperative and Crestar Bank, as trustee, as the same may be supplemented, modified or amended and effective from time to time prior to the Release Date (the "Original Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date, this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture, dated as of September 1, 2001, between Old Dominion Electric Cooperative and SunTrust Bank, successor by merger to Crestar Bank, as trustee, which Restated Indenture amends and supersedes the Original Indenture in its entirety from and after the Release Date.

                                                       SUNTRUST BANK, as Trustee


                                                       By: SPECIMEN
                                                          ----------------------
                                                            Authorized Signatory

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